AMENDMENT

TO

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT ("Amendment") by and between Cordia Corporation, a Nevada corporation ("Cordia"), and Barron Partners, LP, a Delaware limited partnership ("Barrons"), originally dated March 3, 2005, is made and entered this 25th day of April 2005, based on the terms and conditions set forth herein.

Premises

Barron and Cordia entered into a Registration Rights Agreement on March 3, 2005. The parties agreed that Cordia would file a registration statement on or before May 3, 2005.  Cordia’s quarterly report on Form 10-QSB must be filed with the Securities Exchange Commission on or before May 16, 2005.  The parties acknowledge that the subsequent filing of Cordia’s 10-QSB would result in stale financial statements requiring an amended registration and possibly delaying the Commission’s review of and approval of the registration statement.  Accordingly, the parties wish to amend the Registration Rights Agreement to postpone the registration filing deadline until after Cordia files its Form 10-QSB.

Agreement

Based on the foregoing premises, which are incorporated herein by this reference and other good and valuable consideration the receipt of which is hereby acknowledged and the mutual covenants and conditions set forth herein, the parties agree as follows:

1)

Amendment.  Section 2.2 is hereby amended to read as follows:

2.2

Registration of Registrable Securities.  The Company shall prepare and file or before May 17, 2005 (the "Filing Date") a registration statement (the "Registration Statement") covering the resale of the Registrable Securities. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the SEC on the earlier of (i) 180 days following the Closing Date, September 3, 2005, with respect to the Registration Statement, (ii) ten (10) days following the receipt of a "No Review" or similar letter from the SEC or (iii) the first business day following the day the SEC determines the Registration Statement eligible to be declared effective (the "Required Effectiveness Date"). Nothing contained herein shall be deemed to limit the number of Registrable Securities to be registered by the Company hereunder. As a result, should the Registration Statement not relate to the maximum number of Registrable Securities acquired by (or potentially acquirable by) the holders of the Shares of Cordia issued to the Investor pursuant to the Preferred Stock Purchase Agreement, the Company shall be required to promptly file a separate registration statement (utilizing Rule 462 promulgated under the Exchange Act, where applicable) relating to such Registrable Securities which then remain unregistered. The provisions of this Agreement shall relate to any such separate registration statement as if it were an amendment to the Registration Statement.

2)

Amendment.  Section 2.8 is hereby amended to read as follows:

2.8

Liquidated Damages.   If, Company has failed to register the Registrable Securities within six (6) months from the date hereof, to pursuant to the requirements of Section 2.2 herein, or if the Registration Statement filed pursuant to Section 2.2 herein is not declared effective, or if the Registrable Securities are registered pursuant to an effective Registration Statement and such Registration Statement or other

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Registration Statement including the Registrable Securities is not effective in the period from six months from the date hereof through two years following the date hereof,  the Company shall, for each such day, pay the Purchaser, as liquidated damages and not as a penalty, an amount equal to twenty-one ( 21%) of the Purchase Price per annum; and for any such day, such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs. In addition, if the Company has not file d a registration statement on or before May 17, 2005, the Company shall, for each such day after sixty  days from closing and until the filing of a registration statement, pay the Purchaser, as liquidated damages and not as a penalty, an amount equal to twenty-one ( 21%) of the Purchase Price per annum; and for any such day, such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs.  For purposes of this Section the Purchase Price shall be $1.00 per share of Preferred Stock then outstanding.

The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages.  Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

The parties hereto agree that the liquidated damages provided for in this Section 2.8 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Registration Statement to be filed or declared effective in accordance with the provisions hereof.

The obligation of the Company terminates when the holder of shares of Registrable Securities no longer holds more than twenty percent (20%) of its shares of Registrable Securities.

3)

Ratification.

Except as expressly amended hereby, the terms of the Agreement are hereby ratified and approved as originally written.

Dated the year and date first above written.

Cordia, Corporation

Barron Partners, LP

a Nevada corporation

a Delaware Limited Partnership

By: /s/  Wesly Minella                                                   By:  /s/ Andrew Barron Worden

      Wesly Minella, Secretary

  Andrew Barron Worden, President

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